Registration No. 333-_________

As filed with the Securities and Exchange Commission on July 1, 2009

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
 _________________________

FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
________________________

GLOBAL COOLING TECHNOLOGIES CORP.
(Name of small business issuer in its charter)

Nevada (State or Other Jurisdiction of Incorporation or Organization)	7389 (Primary Standard Industrial Classification Number)	None (IRS Employer Identification Number)

112 North Curry Street
Carson City, Nevada 89703
(702) 967- 0698

(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)
____________________________

David Rendina
President and Chief Executive Officer
Global Cooling Technologies Corp.
112 North Curry Street
Carson City, Nevada 89703
Telephone No.: (702) 967-0698
Facsimile No.: (702) 977-3469
(Address, including zip code, and telephone number,
including area code, of agent for service)
______________________________

Copies to:

Thomas E. Puzzo, Esq.
Law Offices of Thomas E. Puzzo, PLLC
4216 NE 70th Street
Seattle, Washington 98115
Telephone No.: (206) 522-2256
Facsimile No.: (206) 260-0111

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box:  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this form is a post-effective registration statement filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this form is a post-effective registration statement filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer ☐      Accelerated filer ☐      Non-accelerated filer    ☐      Smaller reporting company   ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount of Shares to be Registered	Proposed Maximum Offering Price per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock	1,000,000	$0.10	$100,000	$5.58

(1)   Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) and (o) of the Securities Act.

PROSPECTUS

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

GLOBAL COOLING TECHNOLOGIES CORP.

1,000,000 SHARES OF COMMON STOCK

This is the initial offering of common stock of Global Cooling Technologies Corp. and no public market currently exists for the securities being offered.  We are offering for sale a total of 1,000,000 shares of common stock at a fixed price of $.10 per share.  The offering is being conducted on a self-underwritten, best efforts basis, which means our President and Chief Executive Officer, David Rendina, will attempt to sell the shares. This Prospectus will permit our President and Chief Executive Officer to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares he may sell.  Mr. Rendina will sell the shares and intends to offer them to friends, family members and business acquaintances.  In offering the securities on our behalf, he will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934.  We intend to open a standard, non-interest bearing, bank checking account to be used only for the deposit of funds received from the sale of the shares in this offering. The shares will be offered at a fixed price of $.10 per share for a period of one hundred and eighty (180) days from the effective date of this prospectus, unless extended by our board of directors for an additional 90 days. The offering will end on __________, 2009 (date to be inserted in a subsequent amendment).

	Offering Price Per Share	Commissions	Proceeds to Company Before Expenses
Common Stock	$0.10	Not Applicable	$100,000
Total	$0.10	Not Applicable	$100,000

Global Cooling Technologies Corp. is a development stage company and currently has no operations.  Any investment in the shares offered herein involves a high degree of risk.  You should only purchase shares if you can afford a loss of your investment.  Our independent registered public accountant has issued an audit opinion for Global Cooling Technologies Corp. which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board.  We do not yet have a market maker who has agreed to file such application.  There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTION OF THIS PROSPECTUS ENTITLED “RISK FACTORS” ON PAGES 6 THROUGH 10 BEFORE BUYING ANY SHARES OF GLOBAL COOLING TECHNOLOGIES CORP.’S COMMON STOCK.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE WILL NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE U.S. SECURITIES COMMISSION HAS BEEN CLEARED OF COMMENTS AND IS DECLARED EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OF SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED JULY ___, 2009

TABLE OF CONTENTS

PROSPECTUS SUMMARY	4
RISK FACTORS	5
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	9
USE OF PROCEEDS	9
DETERMINATION OF OFFERING PRICE	10
DILUTION	10
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS	12
DESCRIPTION OF BUSINESS	16
FACILITIES	18
EMPLOYEES AND EMPLOYMENT AGREEMENTS	18
LEGAL PROCEEDINGS	18
DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS	19
EXECUTIVE COMPENSATION	20
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	21
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	21
PLAN OF DISTRIBUTION	21
DESCRIPTION OF SECURITIES	22
DISCLOSURE OF COMMISSION POSITION INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	23
LEGAL MATTERS	24
INTERESTS OF NAMED EXPERTS AND COUNSEL	24
EXPERTS	24
AVAILABLE INFORMATION	24
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	24
INDEX TO THE FINANCIAL STATEMENTS	F-1

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR BUY ANY SHARES IN ANY STATE OR OTHER JURISDICTION IN WHICH IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF THE DATE ON THE COVER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS.

PROSPECTUS SUMMARY

AS USED IN THIS PROSPECTUS, UNLESS THE CONTEXT OTHERWISE REQUIRES, “WE,” “US,” “OUR,” AND “GLOBAL COOLING TECHNOLOGIES CORP.” REFERS TO GLOBAL COOLING TECHNOLOGIES CORP. THE FOLLOWING SUMMARY IS NOT COMPLETE AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU.  YOU SHOULD READ THE ENTIRE PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION TO PURCHASE OUR COMMON STOCK.

GLOBAL COOLING TECHNOLOGIES CORP.

We are a development stage company which intends to acquire, develop, and manage real and intangible intellectual property in order to develop new products, and support companies and businesses pursuing the commercialization of technological and industrial solutions for minimizing carbon emitted by industries. Global Cooling Technologies Corp. was incorporated in Nevada on July 3, 2008. We intend to use the net proceeds from this offering to develop our business operations (See “Description of Business” and “Use of Proceeds”). Being a development stage company, we have no revenues or operating history. Our principal executive offices are located at 112 North Curry Street, Carson City, Nevada 89703.  Our phone number is (702) 967-0698.

From inception until the date of this filing, we have had no operating activities.  Our financial statements from inception (July 3, 2008) through the year ended June 30, 2009, reports no revenues and a net loss of $8,358.  Our independent registered public accountant has issued an audit opinion for Global Cooling Technologies Corp. which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

Global Cooling Technologies Corp.’s business is focused on the acquisition and development of intellectual property related to, and physical infrastructure that supports, the commercialization of technological solutions that improve the efficiency of industrial processes and reduce, or eliminate, the release of greenhouse gases (GHG’s) to the atmosphere.

Global Cooling Technologies Corp. anticipates that it will derive its income from three main sources: income from companies and businesses interested in leasing space in its planned facilities, the sale of its business and technological development services, and income derived from the sale of rights to use intellectual property (patents, trademarks, trade secrets, know-how) that the company intends to acquire, develop and manage.  At times, instead of cash payments, the company may elect to trade its products and services for ownerships positions in real and/or intangible property and/or companies that are developing technology. We do not anticipate earning revenues until such time as we enter into commercial operation.  Since we are presently in the development stage of our business, we can provide no assurance that we will successfully assemble, construct and sell any products or services related to our planned activities.

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.

THE OFFERING

The Issuer:	Global Cooling Technologies Corp.
Securities Being Offered:	1,000,000 shares of common stock
Price Per Share:	$0.10
Duration of the Offering:	The shares are offered for a period not to exceed 180 days, unless extended by our Board of Directors for an additional 90 days.
Net Proceeds	$100,000
Securities Issued and Outstanding:	There are 10,000 shares of common stock issued and outstanding as of the date of this prospectus, held solely by our Chairman, President and Chief Executive Officer, and Secretary, David Rendina.
Registration Costs	We estimate our total offering registration costs to be approximately $7,500.
Risk Factors	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

SUMMARY FINANCIAL INFORMATION

The tables and information below are derived from our audited financial statements for the period from July 3, 2008 (Inception) to June 30, 2009.

Financial Summary	June 30, 2009 ($)
Cash and Deposits	7,125
Total Assets	7,125
Total Liabilities	15,483
Total Stockholder’s Equity (Deficit)	(8,358)

Statement of Operations	Accumulated From July 3, 2008 (Inception) to May 31, 2008 ($)
Total Expenses	8,358
Net Loss for the Period	8,358
Net Loss per Share	(0.84)

RISK FACTORS

An investment in our common stock involves a high degree of risk.  You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock.  If any of the following risks occur, our business, operating results and financial condition could be seriously harmed.  The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

RISKS ASSOCIATED TO OUR BUSINESS

WE ARE A DEVELOPMENT STAGE COMPANY BUT HAVE NOT YET COMMENCED OPERATIONS IN OUR BUSINESS. WE EXPECT TO INCUR OPERATING LOSSES FOR THE FORESEEABLE FUTURE.

We were incorporated on July 3, 2008 and to date have been involved primarily in organizational activities.  We have not yet commenced business operations. Further, we have not yet fully developed our business plan, or our management team, nor have we targeted or assembled any real or intangible property rights. Accordingly, we have no way to evaluate the likelihood that our business will be successful.  We have not earned any revenues as of the date of this prospectus.  Potential investors should be aware of the difficulties normally encountered by new technology related companies and the high rate of failure of such enterprises.  The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake.  These potential problems include, but are not limited to, unanticipated problems relating to design and construction, and additional costs and expenses that may exceed current estimates.  Prior to completion of our construction of a facility and related systems, we anticipate that we will incur increased operating expenses without realizing any revenues. We expect to incur significant losses into the foreseeable future.  We recognize that if the effectiveness of our business plan is not forthcoming, we will not be able to continue business operations.  There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations.  If we are unsuccessful in addressing these risks, our business will most likely fail.

WITHOUT THE FUNDING FROM THIS OFFERING WE WILL BE UNABLE TO IMPLEMENT OUR BUSINESS PLAN.

Our current operating funds are less than necessary to complete our intended operations of acquiring real and/or intangible property.  We will need the funds from this offering to commence activities that will allow us to begin seeking financing of our business plan.  As of July 1, 2009, we had cash in the amount of $7,125 and liabilities of $15,483.  We currently do not have any operations and we have no income.

WE HAVE YET TO EARN REVENUE AND OUR ABILITY TO SUSTAIN OUR OPERATIONS IS DEPENDENT ON OUR ABILITY TO RAISE FINANCING.  AS A RESULT, THERE IS SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

We have accrued net losses of $8,358 for the period from our inception on July 3, 2008 to the year ended June 30, 2009, and have no revenues to date.  Our future is dependent upon our ability to obtain financing and upon future profitable operations from our acquisition development, and management of real and intangible property and the provision of expertise. Further, the finances required to fully develop our plan cannot be predicted with any certainty and may exceed any estimates we set forth. These factors raise substantial doubt that we will be able to continue as a going concern.  Chang G. Park, CPA, our independent registered public accountant, has expressed substantial doubt about our ability to continue as a going concern.  This opinion could materially limit our ability to raise additional funds by issuing new debt or equity securities or otherwise.  If we fail to raise sufficient capital when needed, we will not be able to complete our business plan.  As a result we may have to liquidate our business and you may lose your investment.  You should consider our independent registered public accountant’s comments when determining if an investment in Global Cooling Technologies Corp. is suitable.

BECAUSE OF THE UNIQUE DIFFICULTIES AND UNCERTAINTIES INHERENT IN TECHNOLOGY RELATED VENTURES, WE FACE A HIGH RISK OF BUSINESS FAILURE.

You should be aware of the difficulties normally encountered by new technology related companies and the high rate of failure of such enterprises.  The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the plan that we intend to undertake.  These potential problems include, but are not limited to, unanticipated problems relating to the selection acquisition and development of real and intangible property as well as the acquisition of the services of personnel with the unique skills required, and additional costs and expenses that may exceed current estimates.  Our plans for the selection and acquisition of these properties and skills still requires further research and, therefore, any program described or planned would be developmental in nature. There is no certainty that any expenditures made in the development of the plan or any related operations, will result in the generation of any commercially viable products or commercial revenue.  Most development projects do not result in the production of commercially viable technology related products.  Problems such as unusual or unexpected design and construction problems and delays are common and often result in unsuccessful development efforts.  If the result of our current plan does not generate viable commercial solutions, we may decide to abandon our development program. Our ability to continue development will be dependent upon our possessing adequate capital resources when needed.  If no funding is available, we may be forced to abandon our operations.

WE HAVE NOT ACQUIRED OR  DEVELOPED ANY REAL OR INTANGIBLE PROPERTY AND IF WE CANNOT ACQUIRE OR DEVELOP ANY, WE MAY HAVE TO CEASE OPERATIONS.

We have not yet acquired any real or intangible property and we have no developed technology.  If we do not acquire any real property or acquire or develop any intangible property or technology we cannot complete our business plan. If we do not have the money to continue development or because it is not economically feasible to do so, we may have to cease operations and you may lose your investment.  GHG reduction related technology is highly speculative.  It involves many risks and is often non-productive. Even if we are able to acquire real and/or intangible property related to GHG reduction, we will be subject to further risks including:

•	We may be unable to attract tenants in sufficient number with the sufficient means to lease space in our proposed facilities to sustain our operation.

•	Companies that we hope lease space in our planned future facilities may default on their leases and leave us without sufficient funds to continue operations.

•
The costs of developing a property, or  bringing a technology related to GHG reduction that the company has invested in or acquired into production including development work, preparation of production feasibility studies, and the construction of pilot plants or pre-commercial demonstrations, all of which we have not budgeted for;

•	The availability and costs of financing;

•	The ongoing costs of operation; and

•	Risks related to environmental compliance regulations and restraints.

The marketability of any property or system related to GHG reduction may be affected by numerous factors which are beyond our control and which cannot be accurately predicted, such as market fluctuations, and other factors such as government regulations, including regulations relating to environmental protection.

Given the above noted risks, the chances of our designing, constructing and operating a commercially viable project, as well as the sale of services and/or products related to GHG reduction systems are remote and funds expended on development will likely be lost.

BECAUSE OF THE INHERENT DANGERS INVOLVED IN ENVITRONMENTAL TECHNOLOGY DEVELOPMENT, CONSTRUCTION, AND OPERATION, THERE IS A RISK THAT WE MAY INCUR LIABILITY OR DAMAGES AS WE CONDUCT OUR BUSINESS.

The construction and operation of environmental technology infrastructure and other related activities involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, explosions and other hazards against which we cannot insure or against which we may elect not to insure.  At the present time we have no insurance to cover against these hazards. The payment of such liabilities may result in our inability to complete our planned development program and/or obtain additional financing to fund our development program.

AS WE UNDERTAKE DEVELOPMENT OF OUR PLAN AND RELATED ACTIVITIES, WE WILL BE SUBJECT TO COMPLIANCE WITH GOVERNMENT REGULATION THAT MAY INCREASE THE ANTICIPATED COST OF OUR DEVELOPMENT PROGRAM.

There is a risk that new regulations could increase our costs of doing business and prevent us from carrying out our development program.  The amount of these costs is not known at this time as we do not know the extent of the development program that will be undertaken beyond completion of the recommended work program.  If regulatory costs exceed our cash reserves we may be unable to complete our development program and have to abandon our operations.

BECAUSE OUR PRESIDENT AND CHIEF EXECUTIVE OFFICER DOES NOT HAVE ANY FORMAL TRAINING SPECIFIC TO THE TECHNICALITIES OF INFRASTRUCTURE CONSTRUCTION AND OPERATION, THERE IS A HIGHER RISK OUR BUSINESS WILL FAIL.

Our President and Chief Executive Officer is David Rendina.  Mr. Rendina has formal training as an engineer.  Although his prior business experiences have included similar technology development management capacities, with no direct training or experience in real property development, our management may not be fully aware of the specific requirements related to working within this industry. Our management’s decisions and choices may not take into account standard engineering or managerial approaches real or intangible property companies commonly use.  Consequently, our operations, earnings, and ultimate financial success could suffer irreparable harm due to management’s lack of experience in this industry.

IF WE DESIGN A FACILITY OR ACQUIRE INTANGIBLE PROPERTY AND/OR A FACILITY AND RELATED ACTIVITIES, WE CAN PROVIDE NO ASSURANCE THAT WE WILL BE ABLE TO SUCCESSFULLY MODIFY OR CONSTRUCT A FACILITY OR CONDUCT OTHER ACTIVITIES THAT IS COMMERCIALY VIABLE.

If our development program is successful in acquiring appropriate real or intangible property and designing a plan for the development of that property, we will require additional funds in order to complete the development. Obtaining additional financing would be subject to a number of factors, including the market price for leasing our space or licensing our technology, investor acceptance of our claims and general market conditions. These factors may make the timing, amount, terms or conditions of additional financing unavailable to us. The most likely source of future funds is through the sale of equity capital.  Any sale of share capital will result in dilution to existing stockholders.  We may be unable to obtain any such funds, or to obtain such funds on terms that we consider economically feasible and you may lose any investment you make in this offering.

BASED ON CONSUMER DEMAND, THE GROWTH AND DEMAND FOR ENVIRONMENTAL TECHNOLGY, IF WE EVER CONSTRUCT AND OPERATE A FACILITY, WE MAY BE SLOWED, RESULTING IN REDUCED REVENUES TO THE COMPANY.

Our success will be dependent on the growth of demand for environmental technology (GHG reduction related technology).  If consumer demand and/or support slows, our revenues may be significantly affected.  This could limit our ability to generate revenues and our financial condition and operating results may be harmed.

BECAUSE OUR CURRENT PRESIDENT AND CHIEF EXECUTIVE OFFICER HAS OTHER BUSINESS INTERESTS, HE MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

David Rendina, our President and Chief Executive Officer, currently devotes approximately five hours per week providing management services to us. While he presently possesses adequate time to attend to our interest, it is possible that the demands on him from other obligations could increase, with the result that he would no longer be able to devote sufficient time to the management of our business. The loss of Mr. Rendina to our company could negatively impact our business development.

RISKS ASSOCIATED WITH THIS OFFERING

THE TRADING IN OUR SHARES WILL BE REGULATED BY THE SECURITIES AND EXCHANGE COMMISSION RULE 15G-9 WHICH ESTABLISHED THE DEFINITION OF A “PENNY STOCK.”

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President and Chief Executive Officer, who will receive no commissions. He will offer the shares to friends, family members, and business associates, however, there is no guarantee that he will be able to sell any of the shares. Unless he is successful in selling all of the shares and we receive the proceeds from this offering, we may have to seek alternative financing to implement our business plan.

DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the Over-the-Counter Bulletin Board (“OTCBB”). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 to 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between Global Cooling Technologies Corp. and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE. WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

Our business plan allows for the payment of the estimated $14,000cost of this registration statement to be paid from existing cash on hand.  If necessary, David Rendina, our Chairman, has verbally agreed to loan the company funds to complete the registration process. We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this prospectus.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.10. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company.

	If 25%of Shares Sold	If 50% of Shares Sold	If 75% of Shares Sold	If 100% of Shares Sold
GROSS PROCEEDS FROM THIS OFFERING	$25,000	$50,000	$75,000	$100,000
Less: REIMBURSEMENT TO DAVID RENDINA FOR LOANS FOR PAYMENT OF OFFERING EXPENSES
Legal	10,000	10,000	10,000	10,000
Accounting and auditing	3,000	3,000	3,000	3,000
Printing	1,000	1,000	1,000	1,000
TOTAL	$14,000	$14,000	$14,000	$14,000

Less: GENERAL BUSINESS DEVELOPMENT
Travel expenses:	$500	$10,000	$15,000	$15,000
TOTAL:	$500	$10,000	$15,000	$15,000

Less: PROJECT DEVELOPMENT
Real Property Feasibility Study:	$10,000	$10,000	$10,000	$10,000
Intellectual Property Search:	$0	$5,000	$10,000	$10,000
Real and/or IP purchase option:	$0	$0	$0	$24,000
TOTAL	$10,000	$15,000	$20,000	$44,000

Less: SALES & MARKETING
Website Development/Hosting:	$0	$10,000	$10,000	$10,000

Less: ADMINISTRATION EXPENSES
Management Salaries	$0	$0	$13,450	$13,700
Office supplies, Stationery, Telephone	$500	$1,000	$2,550	$3,300
TOTAL	$500	$1,000	$16,000	$41,000

TOTALS	$25,000	$50,000	$75,000	$100,000

The above figures represent only estimated costs.

We will establish a separate bank account and all proceeds will be deposited into that account. If necessary, David Rendina, our sole officer and director, has verbally agreed to loan the company funds to complete the registration process but we will require full funding to implement our complete business plan.

DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us.  The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company.  In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plans.  Accordingly, the offering price should not be considered an indication of the actual value of the securities.

DILUTION

The price of the current offering is fixed at $0.10 per share. This price is significantly different than the price paid by the Company’s sole director and officer for common equity since the Company’s inception on July 3, 2008.  David Rendina, the Company’s sole officer and director, did not pay cash for the 10,000 shares of common stock he purchased from the Company, but instead agreed to serve as President and Chief Executive Officer, and Chairman of the Board of Directors, of the Company, for a term of one year beginning July 8, 2008.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

Existing Stockholders if all of the Shares are Sold

Price per share	$0.10
Net tangible book value per share before offering	$(0.83)
Potential gain to existing shareholders	$$100,000
Net tangible book value per share after offering	$0.09
Increase to present stockholders in net tangible book value per share after offering	$0.92
Capital contributions	$15,330
Number of shares outstanding before the offering	10,000
Number of shares after offering held by existing stockholders	1,010,000
Percentage of ownership after offering	99.0%

Purchasers of Shares in this Offering if all Shares Sold

Price per share	$0.10
Dilution per share	$0.01
Capital contributions	$100,000
Percentage of capital contributions	86.7%
Number of shares after offering held by public investors	1,000,000
Percentage of ownership after offering	99.0%

Purchasers of Shares in this Offering if 75% of Shares Sold

Price per share	$0.10
Dilution per share	$0.01
Capital contributions	$75,000
Percentage of capital contributions	83.00%
Number of shares after offering held by public investors	750,000
Percentage of ownership after offering	98.6%

Purchasers of Shares in this Offering if 50% of Shares Sold

Price per share	$0.10
Dilution per share	$0.01
Capital contributions	$50,000
Percentage of capital contributions	76.5%
Number of shares after offering held by public investors	500,000
Percentage of ownership after offering	98.0%

Purchasers of Shares in this Offering if 25% of Shares Sold

Price per share	$0.10
Dilution per share	$0.01
Capital contributions	$25,000
Percentage of capital contributions	61.9%
Number of shares after offering held by public investors	250,000
Percentage of ownership after offering	96.1%

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

PLAN OF OPERATION

Our cash balance is $7,125as of June 30, 2009.  We believe our cash balance is not sufficient to fund our limited levels of operations for any period of time.  We have been utilizing and may utilize funds from David Rendina, our Chairman, President and Chief Executive Officer, and Secretary, who has informally agreed to advance funds to allow us to pay for offering costs, filing fees, and professional fees.  Mr. Rendina, however, has no formal commitment, arrangement or legal obligation to advance or loan funds to the company.  In order to achieve our business plan goals, we will need the funding from this offering and substantial additional funding. We are a development stage company and have generated no revenue to date.

Our independent registered public accountant has issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills.  This is because we have not generated revenues and no revenues are anticipated until we complete our initial business development. There is no assurance we will ever reach that stage.

Our plan of operation for the twelve months following the date of this prospectus is to conduct further research on real and intangible properties that may be available for acquisition, retain personnel with the required skills and develop our financial models. Total expenditures over the next 12 months are therefore expected to exceed the sum of both our cash on hand and amount to be raised in this offering.  If we experience such a shortage of funds prior to funding during the next 12 months, we may utilize funds from David Rendina, our sole officer and director, who has informally agreed to advance funds to allow us to pay for professional fees, including fees payable in connection with the filing of this registration statement and operation expenses, however he has no formal commitment, arrangement or legal obligation to advance or loan funds to the company.  We will require the funds from this offering to proceed.

If we are successful in raising the funds from this offering, we plan to commence activities to raise the funds required for the development program. We cannot provide investors with any assurance that we will be able to raise sufficient funds to proceed with any work or activities of the development program.  We plan to raise additional funding for development by way of a private debt or equity financing, but have not commenced any activities to raise such funds.

Since we are a development stage company, any estimates by management are negligible at this time as actual project costs would likely exceed any such estimates.  To date, we have not commenced with any activities or operations of any phase of our development program.

Our plan of operation is divided into four phases, as follows: (I) retain, on a consulting basis, engineers to conduct technical and economic feasibility studies of sites for construction of the first GHG technology support facility, (II) negotiate an option to purchase agreement and exercise the option with a suitable real property owner or technology developer,  retain, on a consulting basis, engineers to design the first GHG reduction support facility and request for proposals from subcontractors and equipment manufacturers for the construction of the first GHG reduction plant, and (III) construct a GHG reduction support facility.  We have begun discussions with an engineering firm to engage in technical and economic feasibility studies but have not yet commenced any other operations or activities.

Our plan of operation for the twelve months following the date of this prospectus is to (i) complete Phase I of our program, which is to develop our business models, and conduct technical and economic feasibility studies of sites for construction of the first facility, and available intellectual property, and (ii) complete Phase II of our program, which is to negotiate and enter into a purchase agreement with a real property owner and/or an intellectual property purchase agreement with a technology development company, complete detailed engineering plans for the GHG technology demonstration facility and develop contracts, agreements and licenses based on our business models . In addition to the $8,500,000 we anticipate spending for Phase I and II for the development program as outlined below, we anticipate spending an additional $500,000 on professional and administrative fees, including fees payable in connection with the filing of this registration statement, complying with reporting obligations and arranging financing for Phase I and II of our development program.  Total expenditures over the next 12 months are therefore expected to be approximately $9,000,000 - $100,000 of which is the amount to be raised in this offering.  If we experience a shortage of funds prior to funding during the next 12 months, we may utilize funds from David Rendina, our Chairman of the Board of Directors, who has informally agreed to advance funds to allow us to pay for professional fees, including fees payable in connection with the filing of this registration statement and operation expenses, however he has no formal commitment, arrangement or legal obligation to advance or loan funds to the company.  We will require the funds from this offering to proceed.

If we are successful in raising the funds from this offering, we plan to commence activities to raise the $2,900,000 cash funds from the sale of equity and $6,000,000 in debt required for Phase II of the development program in fall 2009.  We expect that fundraising for this phase to take 30-90 days to complete and an additional 9 to 12 months for engineers, lawyers, accountants, and property development experts to conduct detailed technical and economic studies related to the intangible property and/or sites for construction of the first GHG facility.  We cannot provide investors with any assurance that we will be able to raise sufficient funds to proceed with any work or activities on Phase I of the development program.

The above program costs are management’s estimates and the actual project costs may exceed our estimates.  To date, we have not commenced with any activities or operations of any Phase of our development program.

Following Phase I of the development program, if it proves successful, in that engineers successfully conduct technical and economic feasibility studies on prospective IP and/or of sites for construction of first GHG facility, we intend, subject to financing, to proceed with Phase II of our development program. In Phase II we will negotiate and enter into terms of an option to purchase agreement to purchase real/and or intangible property identified in Phase I. Provided that the conditions of the option agreement can be met, we will exercise our option to purchase the property. Subsequent to our purchase we will complete detailed property development plans.  The estimated cost of Phase II is $8,900,000 and is anticipated take approximately 12 months to complete.  As with Phase I, we cannot provide investors with any assurance that we will be able to raise sufficient funds to proceed with any work or activities on Phase II of our development program.  We plan to raise the additional funding for Phase II by way of a private debt or equity financing, but have not commenced any activities to raise such funds.

Following Phase II of the development program, if it proves successful, in that we successfully purchase selected real and/or intangible property, and complete the planned engineering and business development activities we intend to proceed with Phase III of our development program if we are able to raise the funds necessary.  Phase III is to complete construction of a GHG reducing technology demonstration facility and demonstrate a technology that produces low GHG emissions. The estimated cost of Phase III is $30,500,000 and is estimated to take approximately 18 months to 2 years to complete.  As with Phases I and II, we cannot provide investors with any assurance that we will be able to raise sufficient funds to proceed with any work or activities on Phase III of the development program, and we have no current plans on how to raise the additional funding.

We anticipate commencing Phase I of our program in September 2009. We will begin Phase II of our development program in January 2010, depending on whether Phase I program proves successful in establishing the technical and economic feasibility studies of the real and/or intangible property.  Subject to financing, we anticipate commencing Phase III of our development program in 2011, depending on whether Phase II program proves successful in property purchase.  As with Phases I and II, we will require additional funding to proceed with Phase III and we have no current plans on how to raise the additional funding.

 DEVELOPMENT PROGRAM AND ESTIMATED COST

Phase	Development Program	Cost	Status

Phase I	Technical and economic feasibility studies for prospective IP and of sites for construction of first GHG technology demonstration facility.	$100,000	Expected to be completed in January 2010 (dependent on consulting engineer’s schedule)

Phase II	Negotiate and enter into property purchase agreement, and complete detailed engineering and business development plans.	$8,900,000	Expected to be completed in January 2011

Phase III	Final design and request for proposals from subcontractors and equipment manufacturers. Construction of demonstration facility and pre-commercial demonstration of GHG reduction technology.	$30,500,000	Expected to be completed by Spring 2012

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us on which to base an evaluation of our performance.  We are a development stage company and have not generated revenues from operations.  We cannot guarantee we will be successful in our business operations.  Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in our development program, and possible cost overruns due to increases in the cost of services.

To become profitable and competitive, we must raise substantial funds to retain, on a consulting basis, engineers to conduct technical and economic feasibility studies.  We are seeking funding from this offering to provide for administrative expenses related to operations while arranging for financing for our business plan.

We have no assurance that future financing will materialize.  If that financing is not available to use for our development program, we may be unable to continue.

 LIQUIDITY AND CAPITAL RESOURCES

To meet part of our need for cash we are attempting to raise money from this offering.  We cannot guarantee that we will be able to sell all the shares required.  If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus.  We will attempt to raise the necessary funds to proceed with all phases of our plan of operations. The sources of funding we may consider to fund this work include a public offering, a private placement of our securities or loans from our director or others.

David Rendina, our sole director, has agreed to advance funds as needed until the offering is completed or failed.  While he has agreed to advance the funds, the agreement is verbal and is unenforceable as a matter of law.

We have not carried out any work on any phase of our development plan and have incurred no development costs.

INITIAL FUNDING

 Our financial statements from inception (July 3, 2008) through the year ended June 30, 2009 report no revenues and a net loss of $8,358.

SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The Company reports revenues and expenses using the accrual method of accounting for financial and tax reporting purposes.

USE OF ESTIMATES

Management uses estimates and assumption in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.

DEPRECIATION, AMORTIZATION AND CAPITALIZATION

The Company records depreciation and amortization when appropriate using both straight-line and declining balance methods over the estimated useful life of the assets (five to seven years). Expenditures for maintenance and repairs are charged to expense as incurred. Additions, major renewals and replacements that increase the property’s useful life are capitalized. Property sold or retired, together with the related accumulated depreciation is removed from the appropriated accounts and the resultant gain or loss is included in net income.

INCOME TAXES

Global Cooling Technologies Corp. accounts for its income taxes in accordance with Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes.” Under Statement 109, a liability method is used whereby deferred tax assets and liabilities are determined based on temporary differences between basis used of financial reporting and income tax reporting purposes. Income taxes are provided based on tax rates in effect at the time such temporary differences are expected to reverse. A valuation allowance is provided for certain deferred tax assets if it is more likely than not, that the Company will not realize the tax assets through future operations.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Financial Accounting Standards statements No. 107, “Disclosures About Fair Value of Financial Instruments”, requires the Company to disclose, when reasonably attainable, the fair market values of its assets and liabilities which are deemed to be financial instruments. The Company’s financial instruments consist primarily of cash.

PER SHARE INFORMATION

The Company computes per share information by dividing the net loss for the period presented by the weighted average number of shares outstanding during such period.

DESCRIPTION OF BUSINESS

ORGANIZATION WITHIN THE LAST FIVE YEARS

Global Cooling Technologies Corp. was incorporated on July 3, 2008 under the laws of the State of Nevada.  We are engaged in the business of acquiring, developing, and managing real and intangible (intellectual) property related to the commercialization of technology useful in the reduction or elimination of Greenhouse Gases (GHG’s). David Rendina has served as President and Chief Executive Officer, and Secretary of our company from July 3, 2008 to the current date.  No person other than Mr. Rendina has acted as a promoter of Global Cooling Technologies Corp. since our inception.  Other than a Stock Subscription Agreement pursuant to which Mr. Rendina agreed to act as our president and Chief Executive Officer for a term of one year beginning July 8, 2008, in exchange for 10,000 shares of common stock, there are no agreements with us pursuant to which Mr. Rendina is to receive from us or provide to us anything of value.

IN GENERAL

In order to maximize profits, Global Cooling Technologies Corp. is focused primarily on the acquisition and development of intellectual property related to, and physical infrastructure that supports, the commercialization of technological solutions that improve the efficiency of industrial processes and reduce, or eliminate, the release of Greenhouse Gases (GHG’s) to the atmosphere.

The management of Global Cooling Technologies Corp. believes that a business opportunity exists for intellectual property  developers to profitably aggregate, by way or purchase or license, intellectual property in the areas of technology related to GHG mitigation. Unlike developers of software or communication technology, developers of technological innovations that may be used to improve the efficiency or mitigate the release of GHG’s, particularly those that involve chemical and thermal processes, often require physical facilities that are uniquely equipped  for  heavy industry and that possess the necessary permits to demonstrate those technologies. We believe this is especially applicable when those companies reach a stage of development when they have completed the bench-top (prototype) proof of their concept, and need to move to the pilot plant and pre-commercial demonstration of their technology.

During the pre-commercial demonstration stage, they often require access to transportation infrastructure such as rail and trucking facilities, energy infrastructure that provides physical connections that both accept and deliver large quantities of electricity, and infrastructure that allows them to safely store and process feed-stocks such as solid and liquid waste, coal, petroleum, natural gas, and industrial chemicals. They may also require infrastructure that provides them with adequate means to control gaseous emissions and properly dispose of any liquid or solid waste.  Although some government sponsored facilities, such as the Applied Process Engineering Laboratory (APEL) incubator located in Eastern Washington State, are equipped to support this type of heavy industrial development, facilities equipped in this way are generally not available in typical business incubator developments.  Access to these facilities where heavy industrial technologies can be demonstrated may be a key determining factor to the successful commercialization of a new GHG reducing technology.

In like manner, in addition to typical technology commercialization business skills, companies involved in GHG reduction technologies often require access to business expertise that is uniquely applicable to this type of technology development, such as expertise in Carbon Credits and Carbon Emissions Trading, Alternate Energy support programs, and Green Energy Tax Incentives.

Global Cooling Technologies believes that the assembly of business relationships, synergistic intellectual property rights, and equitable profit sharing mechanisms may generate profits for the Company.

Global Cooling Technologies Corp. plans to derive its income from three main sources: income from companies interested in leasing space in its planned facilities, the sale of its business and technological development services, and income derived from the sale of rights to use intellectual property (patents, trademarks, trade secrets, know-how) that the Company intends to acquire, develop and manage.  At times, instead of cash payments, the company may elect to trade its products and services for ownerships positions in real and/or intangible property and/or companies that are developing technology.

MARKET

Global Cooling Technologies Corp. plans to market real and/or intangible property related to GHG discharge mitigation. We anticipate that we will license rights to the intangible property, lease space on the real property within a suitably equipped facility to companies that develop GHG discharge mitigation technology, and provide expertise on a fee for service basis to those companies.

On December 19, 2007, United States President George Bush signed an addendum to the Environmental Protection Act of 2005, titled the Energy Independence and Security Act of 2007 (EISA). As part of EISA, President Bush created a more aggressive Renewable Fuel Standard (“RFS”) policy that will actualize by 2012 and reach 36 billion gallons by 2022.

Under EISA, all transportation fuels sold or introduced into commerce in the United States, on an annual average basis, must contain at least the applicable volume of renewable fuel, advance biofuel, cellulosic biofuel, and biomass-based diesel.

The management of Global Cooling Technology Corp. believes that it is likely that regulation and support for renewable fuel use and the development of GHG reduction technology is likely to continue and increase.  We also believe that this will spur innovation. Precisely quantifying the value of these innovations is difficult.  However, we anticipate that their value will be significant, and that the need for facilities to demonstrate those technologies and skills required to support GHG reduction technology will also be significant.

We feel that regulated industries will need to begin exploring available options immediately if they are to meet applicable regulatory mandates.  However, as of the date of this filing, we have yet to procure any contracts with any vendors or potential customers.

DEVELOPMENT PROGRAM AND ESTIMATED COST

Phase	Development Program	Cost	Status

Phase I	Technical and economic feasibility studies of potential IP and real property acquisitions	$100,000	Expected to be completed in January 2010 (dependent on consulting engineer’s schedule)

Phase II	Complete property purchase agreement, and develop detailed engineering and business operating contracts.	$8,900,000	Expected to be completed in January 2011

Phase III	Final design and request for proposals from subcontractors and equipment manufacturers. Construction of facility and demonstration of GHG technology	$30,500,000	Expected to be completed by Spring 2012

Any permits necessary for conducting research and development or specific tests will likely be acquired and maintained by contracted vendors. Seeing as how the Company is at a development stage, any speculative costs on raw materials and logistical concerns we believe is negligible at this time.

COMPETITION

Although there are relatively few intellectual property aggregators and facility providers involved in the field of GHG emission mitigation, the Company’s competition in the general area of intellectual property acquisition and incubator facility provision are typically well established and well financed.  For example Intellectual Ventures LLC of Bellevue, Washington is reported to employ 550 people, has acquired rights to approximately 27,000 patents, and to have raised over $5 billion. Based on the Company’s analysis of Intellectual Venture’s announced intellectual property acquisitions, it is apparent that many of their technologies are related to software and communication technologies, it is also apparent from their announcements that they have acquired rights to alternative energy technologies as well. Should Global Cooling find that it is in direct competition with a company as well established and financed as Intellectual Ventures, we believes that is unlikely that our business will prevail.

In like manner, technology incubators such as the Applied Process Engineering Laboratory (APEL) in Richland, Washington, often have strong support from government, university, and community organizations.  They often have access to subsidies and are not required to make a profit. Technology incubators are typically focused on developing companies within a specific geographical region. Should Global Cooling Technologies Corp. decide to locate its facility within a region already served by a facility as well supported and equipped as APEL, we believes that is unlikely that our business will prevail.

RESEARCH AND DEVELOPMENT EXPENDITURES

We have not incurred any research expenditures since our incorporation.

BANKRUPTCY OR SIMILAR PROCEEDINGS

There has been no bankruptcy, receivership or similar proceeding.

 REORGANIZATIONS, PURCHASE OR SALE OF ASSETS

There have been no material reclassifications, mergers, consolidations, or purchase or sale of a significant amount of assets not in the ordinary course of business.

COMPLIANCE WITH GOVERNMENT REGULATION

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the construction and operation of any facility in any jurisdiction which we would conduct activities.

PATENTS AND TRADEMARKS

We do not own, either legally or beneficially, any patents or trademarks.

NEED FOR GOVERNMENT APPROVAL FOR ITS PRODUCTS OR SERVICES

We are not required to apply for or have any government approval for our product or services.

FACILITIES

We currently do not own any physical property or own any real or intangible property.  Our current business address is 112 North Curry Street, Carson City, Nevada 89703, which is the same address as our registered agent and where we receive service of process. Our telephone number is (702) 967- 0698.

David Rendina, our sole officer and director, works on Company business from a home office located in Edmonds, Washington.  Management believes the current arrangement is sufficient for its needs at this time. The Company intends to lease its own offices at such time as it has sufficient financing to do so.  Management believes the current premises are sufficient for its needs at this time.

EMPLOYEES AND EMPLOYMENT AGREEMENTS

We have no employees as of the date of this prospectus.  Other than a Stock Subscription Agreement pursuant to which Mr. Rendina agreed to act as our president and Chief Executive Officer for a term of one year beginning July 8, 2008, in exchange for 10,000 shares of common stock, we have no employment or other agreement with Mr. Rendina or any other person.  Mr. Rendina currently devotes approximately five hours per week to company matters and after receiving funding, he plans to devote as much time as the Board of Directors determines is necessary to manage the affairs of the Company.  We anticipate we will conduct our business largely through consultants.

LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings, and we are not aware of any pending or potential legal actions.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS

The names, ages and titles of our executive officers and directors are as follows:

Name and Address of Executive Officer and/or Director	Age	Position

David Rendina 112 North Curry Street Carson City, Nevada 89703	56	President and Chief Executive Officer, Secretary, Treasurer and Director

David Rendina has served as Chairman of the Board since July 2008, President and Chief Executive Officer, Secretary and Treasurer since July 2008. Mr. Rendina is an active member of the National Business Incubator Association, the (Intellectual Property) Licensing Executive Society and is the past Chairman of the British Columbia chapter of the Canadian Environmental Industry Association. Mr. Rendina also currently serves as President and Director of Nanoforce, Inc. and Refinery Science Corp. where he is responsible for the compilation and execution of the companies’ business plans including all aspects of profitability, customer satisfaction, compliance with financial and other regulatory reporting requirements, employee recruiting, employee health and safety issues, and the quality of laboratory service. Additionally, he is responsible for the acquisition and administration of several million dollars in technology development investments. As a principal researcher, he is responsible for the generation of proposals, the generation and maintenance of intellectual property, and the execution of the projects arising from the proposals. He is responsible for overseeing all aspects of a team that, at various times, has been comprised of over thirty researchers. From 1989 to 1997, he served as President and Chief Executive Officer and principal researcher at REND Technologies Inc., where he led a successful team effort to establish a private, materials research facility. Mr. Rendina attended the University of Alabama at Birmingham, and subsequently, on examination, was awarded an unlimited international license to practice as a Marine Engineer. He also completed Entrepreneurial Studies at the British Columbia Institute of Technology, and is the author and principle inventor of nine issued US patents.

TERM OF OFFICE

Each of our directors is appointed to hold office until the next annual meeting of our stockholders or until his respective successor is elected and qualified, or until he resigns or is removed in accordance with the provisions of the Nevada Revised Statues.  Our officers are appointed by our Board of Directors and hold office until removed by the Board or until their resignation.

SIGNIFICANT EMPLOYEES

We have no employees.  Our Chairman, President and Chief Executive Officer, and Secretary, David Rendina, is an independent contractor to us and currently devotes approximately five hours per week to company matters.  After receiving funding pursuant to our business plan Mr. Rendina intends to devote as much time as the Board of Directors deem necessary to manage the affairs of the company.

Mr. Rendina has not been the subject of any order, judgment, or decree of any court of competent jurisdiction, or any regulatory agency permanently or temporarily enjoining, barring, suspending or otherwise limited him from acting as an investment advisor, underwriter, broker or dealer in the securities industry, or as an affiliated person, director or employee of an investment company, bank, savings and loan association, or insurance company or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any securities.

Mr. Rendina has not been convicted in any criminal proceeding (excluding traffic violations) nor is he subject of any currently pending criminal proceeding.

We conduct our business through agreements with consultants and arms-length third parties. Currently, we have no formal consulting agreements in place.

EXECUTIVE COMPENSATION

MANAGEMENT COMPENSATION

The following tables set forth certain information about compensation paid, earned or accrued for services by our President and Chief Executive Officer, and Secretary and all other executive officers (collectively, the “Named Executive Officers”) from inception on July 3, 2008 until June 30, 2009:

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)		Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)

David Rendina, President and Chief Executive Officer, and Secretary	July3, 2008 to June 30, 2009	-0-	-0-		(1)	-0-	-0-	-0-	-0-	-0-

(1)
Pursuant to a Stock Subscription Agreement dated July 8, 2008, Mr. Rendina agreed to act as our President and Chief Executive Officer, and Chairman of the Board of Directors, for a term of one year beginning July 8, 2008, in exchange for 10,000 shares of common stock.

There are no current employment agreements between the company and its officers.

Pursuant to a Stock Subscription Agreement dated July 8, 2008, Mr. Rendina agreed to act as our President and Chief Executive Officer, and Chairman of the Board of Directors, for a term of one year beginning July 8, 2008, in exchange for 10,000 shares of common stock.  The terms of this stock issuance was as fair to the Company, in the opinion of the board of directors, as if it could have been made with an unaffiliated third party.

Mr. Rendina currently devotes approximately five hours per week to manage the affairs of the company. He has agreed to work with no remuneration until such time as the company receives sufficient revenues necessary to provide management salaries.  At this time, we cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be.

There are no annuity, pension or retirement benefits proposed to be paid to the officer or director or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the company or any of its subsidiaries, if any.

Director Compensation

The following table sets forth director compensation as of June 30, 2009:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)		Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

David Rendina	-0-		(1)	-0-	-0-	-0-	-0-	-0-

(1)
Pursuant to a Stock Subscription Agreement dated July 8, 2008, Mr. Rendina agreed to act as our President and Chief Executive Officer, and Chairman of the Board of Directors, for a term of one year beginning July 8, 2008, in exchange for 10,000 shares of common stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

David Rendina will not be paid for any underwriting services that he performs on our behalf with respect to this offering.  Up to $14,000 in funds loaned by Mr. Rendina in connection with this offering will be repaid to Mr. Rendina from the proceeds of the offering.

On May 29, 2009, Global Cooling Technologies made a Promissory Note, with no term, in the principal amount of $15,000 to David Rendina, our President and Chief Executive Officer, and Chairman of the Board of Directors, to evidence $15,000 Mr. Rendina has lent the Company.  The $15,000  principal amount underlying the Promissory Note  is payable upon demand by Mr. Rendina, accrues interest at the rate of 12% per annum and is convertible into shares of common stock at a rate of $.10 per share.  As of June 30, 2009, $153 in accrued interest is due Mr. Rendina under the Promissory Note

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of July 1, 2009 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) our director, and or (iii) our officer.  Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage

Common Stock	David Rendina 112 North Curry Street Carson City, Nevada 89703	10,000 shares of common stock (direct)	100%

(1) A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares).  In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided.  In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.  As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding on July 1, 2009.  As of July 1, 2009, there were 10,000 shares of our common stock issued and outstanding.

PLAN OF DISTRIBUTION

Global Cooling Technologies Corp. has 10,000 common shares of common stock issued and outstanding as of the date of this prospectus.  The Company is registering an additional of 1,000,000 shares of its common stock for sale at the price of $0.10 per share. There is no arrangement to address the possible effect of the offering on the price of the stock.

In connection with the Company’s selling efforts in the offering, David Rendina will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Mr. Rendina is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Mr. Rendina will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Rendina is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mr. Rendina will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Mr. Rendina will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

Global Cooling Technologies will receive all proceeds from the sale of the 1,000,000 shares being offered. The price per share is fixed at $0.10 for the duration of this offering.  Although our common stock is not listed on a public exchange or quoted over-the-counter, we intend to seek to have our shares of common stock quoted on the Over-the Counter Bulletin Board. In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved.  However, sales by the Company must be made at the fixed price of $0.10 until a market develops for the stock.

The Company’s shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.10 per share.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which Global Cooling Technologies has complied.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

Global Cooling Technologies will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states).

DESCRIPTION OF SECURITIES

GENERAL

Our authorized capital stock consists of 100,000,000 shares of common stock, with no value, and 25,000,000 shares of “blank check” preferred stock, with no par value.  As of July 1, 2009, there were 100,000 shares of our common stock issued and outstanding that were held by one registered stockholder of record, and no shares of preferred stock issued and outstanding.

COMMON STOCK

The following is a summary of the material rights and restrictions associated with our common stock. This description does not purport to be a complete description of all of the rights of our stockholders and is subject to, and qualified in its entirety by, the provisions of our most current Articles of Incorporation and Bylaws, which are included as exhibits to this Registration Statement.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote. All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock which are the subject of this offering, when issued, will be fully paid for and non-assessable. Please refer to the Company’s Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company’s securities.

BLANK CHECK PREFERRED STOCK

The following is a summary of the material rights and restrictions associated with our preferred stock. This description does not purport to be a complete description of all of the rights of our stockholders and is subject to, and qualified in its entirety by, the provisions of our most current Articles of Incorporation and Bylaws, which are included as exhibits to this Registration Statement.

Our Board of Directors is authorized to determine or alter any or all of the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of preferred stock and, within the limitations or restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares comprising any such series subsequent to the issue of shares of that series, to set the designation of any series, and to provide for rights and terms of redemption, conversion, dividends, voting rights, and liquidation preferences of the shares of any such series.

ANTI-TAKEOVER LAW

Currently, we have no Nevada shareholders and since this offering will not be made in the State of Nevada, no shares will be sold to its residents. Further, we do not do business in Nevada directly or through an affiliate corporation and we do not intend to do so. Accordingly, there are no anti-takeover provisions that have the affect of delaying or preventing a change in our control.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation provide that we will indemnify an officer, director, or former officer or director, to the full extent permitted by law. We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by one of our director, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

LEGAL MATTERS

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in our company or any of its parents or subsidiaries. Nor was any such person connected with our company or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest exceeding $50,000, directly or indirectly, in the Company or any of its parents or subsidiaries.  Nor was any such person connected with Global Cooling Technologies Corp. or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

EXPERTS

The Law Offices of Thomas E. Puzzo, PLLC., has rendered an opinion with respect to the validity of the shares of common stock covered by this prospectus.

Chang G. Park, CPA, our independent registered public accountant, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. Chang G. Park, CPA, has presented its report with respect to our audited financial statements.

AVAILABLE INFORMATION

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC a registration statement on Form S-1 to register the securities offered by this prospectus. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement. In addition, after the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act.  You may read and copy any reports, statements or other information we file at the SEC’s public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC.  Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.  Our SEC filings are also available to the public through the SEC Internet site at www.sec.gov.

FINANCIAL STATEMENTS

The financial statements of  Global Cooling Technologies Corp. for the period ended June 30, 2009, and related notes, included in this prospectus have been audited by Chang G. Park, CPA, and have been so included in reliance upon the opinion of such accountants given upon their authority as an expert in auditing and accounting.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our independent registered public accountant.

GLOBAL COOLING TECHNOLOGIES CORP.

Chang G. Park, CPA, Ph. D. t 2667 CAMINO DEL RIO S. PLAZA B t SAN DIEGO t CALIFORNIA 92108-3707t t TELEPHONE (858)722-5953 t FAX (858) 761-0341 t FAX (858) 433-2979 t E-MAIL changgpark@gmail.com t

 Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders
Global Cooling Technologies Corp.
(A Development Stage Company)

We have audited the accompanying balance sheets of Global Cooling Technologies Corp. (A Development Stage Company) (the Company) as of June 30, 2009 and the related financial statements of operations, changes in shareholders’ equity and cash flows for the period from July 3, 2008 (inception) to June 30, 2009. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Global Cooling Technologies Corp. as of June 30, 2009 and the results of its operation and its cash flows for the period from July 3, 2008 (inception) to June 30, 2009 in conformity with U.S. generally accepted accounting principles.

The financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company’s losses from operations raise substantial doubt about its ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Chang G. Park
CHANG G. PARK, CPA

July 1, 2009
San Diego, CA. 92108

Member of the California Society of Certified Public Accountants
Registered with the Public Company Accounting Oversight Board

GLOBAL COOLING TECHNOLOGIES CORP.
(A Development Stage Company)

BALANCE SHEET

June 30, 2009

ASSETS

CURRENT ASSETS
Cash	$7,125
TOTAL CURRENT ASSETS	$-
TOTAL ASSETS	$7,125

LIABILITIES AND STOCKHOLDERS EQUITY (DEFICIT)

CURRENT LIABILITIES
Due to a related party	$15,483
TOTAL CURRENT LIABILITIES	$15,483

STOCKHOLDER’S EQUITY (DEFICIT)
Capital stock (Note 4)
Authorized
100,000,000 shares of common stock, $0.00001 par value; 25,000,000 shares of preferred stock , $0.00001 par value
Issued and outstanding
10,000 shares of common stock	-
no shares of preferred stock	-
Deficit accumulated during the development stage	(8,358)
Total stockholder’s equity (deficit)	$(8,358)
Total Liabilities and Stockholder’s Equity	$7,125

The accompanying notes are an integral part of these financial statements

GLOBAL COOLING TECHNOLOGIES CORP.
(A Development Stage Company)

STATEMENT OF OPERATIONS

Cumulative results of operations from July 3, 2008 (date of inception) to June 30, 2009

EXPENSES

Office and general	$(705)
Professional fees	(7,500)

Other income (expense)
Interest expense	$(153)

Provision for Income Taxes	-
NET LOSS	$(8,358)

BASIC AND DILUTED NET LOSS PER COMMON SHARE	$(0.84)

WEIGHTED AVERAGE NUMBER OF BASIC AND DILUTED COMMON SHARES OUTSTANDING	10,000

The accompanying notes are an integral part of these financial statements

GLOBAL COOLING TECHNOLOGIES CORP.
(A Development Stage Company)

STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT)

FROM INCEPTION (July 3, 2008) TO FISCAL YEAR ENDED JUNE 30, 2009

	Common Stock		Additional Paid-in	Deficit Accumulated During the
	Number of shares	Amount	Capital	Development Stage	Total

Beginning Balance, July 3, 2008		$-	$-	$-	$-
Common stock issued for services July 8, 2008	10,000	-	-	-	-

Net Loss for the period ended June 30, 2009	-	-	-	(8,358)	(8,358)

Balance, June 30, 2009	10,000	$-	$-	$(8,358)	$(8,358)

The accompanying notes are an integral part of these financial statements

GLOBAL COOLING TECHNOLOGIES CORP.
(A Development Stage Company)

STATEMENT OF CASH FLOWS

		July 3, 2008 (date of inception) to June 30, 2009

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss		$(8,358)
Adjustment to reconcile net loss to net cash used in operating activities
Accounts Payable		-

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES		(8,358)

CASH FLOWS FROM INVESTING ACTIVITIES		-

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock		-
Proceeds from increase in due to related party		$15,483

NET CASH PROVIDED BY FINANCING ACTIVITIES		$15,483

NET INCREASE (DECREASE) IN CASH		$7,125

CASH, BEGINNING OF PERIOD		-

CASH, END OF PERIOD		$7,125

Supplemental cash flow information and noncash financing activities:
Cash paid for:
Interest	$-	$-

Income taxes	$-	$-

GLOBAL COOLING TECHNOLOGIES CORP.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS

June 30, 2009

NOTE 1 – NATURE OF OPERATIONS AND BASIS OF PRESENTATION

Global Cooling Technologies Corp. (“Company”) was incorporated in the State of Nevada as a for-profit Company on July 3, 2008 and established a fiscal year end of June 30. It is a development-stage Company.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation
The financial statements present the balance sheet, statements of operations, stockholders' equity (deficit) and cash flows of the Company. These financial statements are presented in United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States.

Use of Estimates and Assumptions
Preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures.  Accordingly, actual results could differ from those estimates.

Income Taxes
The Company follows the liability method of accounting for income taxes in accordance with Statements of Financial Accounting Standards (“SFAS”) No.109, “Accounting for Income Taxes” and clarified by FIN 48 “Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109.”  Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances.  Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment.

Net Loss per Share
Basic loss per share includes no dilution and is computed by dividing loss available to common stockholders by the weighted average number of common shares outstanding for the period.  Dilutive loss per share reflects the potential dilution of securities that could share in the losses of the Company.

Because the Company does not have any potentially dilutive securities, the accompanying presentation is only of basic loss per share.

GLOBAL COOLING TECHNOLOGIES CORP.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS

June 30, 2009

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Foreign Currency Translation
The financial statements are presented in United States dollars.  In accordance with SFAS No. 52, "Foreign Currency Translation", foreign denominated monetary assets and liabilities are translated to their United States dollar equivalents using foreign exchange rates which prevailed at the balance sheet date.  Non-monetary assets and liabilities are translated at exchange rates prevailing at the transaction date. Revenue and expenses are translated at average rates of exchange during the periods presented.  Related translation adjustments are reported as a separate component of stockholders’ equity (deficit), whereas gains or losses resulting from foreign currency transactions are included in results of operations

Stock-based Compensation
The Company has not adopted a stock option plan and has not granted any stock options.  Accordingly no stock-based compensation has been recorded to date.

Share Based Expenses
In December 2004, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 123R, “Share Based Payment.” This statement is a revision to SFAS 123 and supersedes Accounting Principles Board (APB) Opinion No. 25, “Accounting for Stock Issued to Employees,” and amends FASB Statement No. 95, “Statement of Cash Flows.” This statement requires a public entity to expense the cost of employee services received in exchange for an award of equity instruments. This statement also provides guidance on valuing and expensing these awards, as well as disclosure requirements of these equity arrangements.  The Company adopted SFAS No. 123R upon creation of the company and expenses share based costs in the period incurred.

Recent Accounting Pronouncements

SFAS 141R - In December 2007, the FASB issued SFAS No. 141R, “Business Combinations”.  This statement replaces SFAS 141 and defines the acquirer in a business combination as the entity that obtains control of one or more businesses in a business combination and establishes the acquisition date as the date that the acquirer achieves control. SFAS 141R requires an acquirer to recognize the assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree at the acquisition date, measured at their fair values as of that date. SFAS 141R also requires the acquirer to recognize contingent consideration at the acquisition date, measured at its fair value at that date. This statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. Earlier adoption is prohibited. The adoption of this statement is not expected to have a material effect on the Company's financial statements.

GLOBAL COOLING TECHNOLOGIES CORP.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS

June 30, 2009

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

SFAS 160 - In December 2007, the FASB issued SFAS 160, “Non-controlling Interests in Consolidated Financial Statements.” SFAS 160 amends Accounting Research Bulletin 51, “Consolidated Financial Statements,” to establish accounting and reporting standards for the non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary. It also clarifies that a non-controlling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. SFAS 160 also changes the way the consolidated income statement is presented by requiring consolidated net income to be reported at amounts that include the amounts attributable to both the parent and the non-controlling interest. It also requires disclosure, on the face of the consolidated statement of income, of the amounts of consolidated net income attributable to the parent and to the non-controlling interest. SFAS 160 requires that a parent recognize a gain or loss in net income when a subsidiary is deconsolidated and requires expanded disclosures in the consolidated financial statements that clearly identify and distinguish between the interests of the parent owners and the interests of the non-controlling owners of a subsidiary. SFAS 160 is effective for fiscal periods, and interim periods within those fiscal years, beginning on or after December 15, 2008. We are currently assessing the potential impact that the adoption of SFAS 160 could have on our financial statements.

SFAS 161 - In March 2008, the FASB issued SFAS No. 161, "Disclosures about Derivative Instruments and Hedging Activities”, an amendment of SFAS No. 133. SFAS 161 applies to all derivative instruments and non-derivative instruments that are designated and qualify as hedging instruments pursuant to paragraphs 37 and 42 of SFAS 133 and related hedged items accounted for under SFAS 133. SFAS 161 requires entities to provide greater transparency through additional disclosures about how and why an entity uses derivative instruments, how derivative instruments and related hedged items are accounted for under SFAS 133 and its related interpretations, and how derivative instruments and related hedged items affect an entity’s financial position, results of operations, and cash flows. SFAS 161 is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2008. We do not expect that the adoption of SFAS 161 will have a material impact on our financial condition or results of operation.

SFAS 162 - In May 2008, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles”.  SFAS No. 162 sets forth the level of authority to a given accounting pronouncement or document by category. Where there might be conflicting guidance between two categories, the more authoritative category will prevail. SFAS No. 162 will become effective 60 days after the SEC approves the PCAOB’s amendments to AU Section 411 of the AICPA Professional Standards. SFAS No. 162 has no effect on the Company’s financial position, statements of operations, or cash flows at this time.

GLOBAL COOLING TECHNOLOGIES CORP.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS

June 30, 2009

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

SFAS 163 - In May 2008, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 163, “Accounting for Financial Guarantee Insurance Contracts-and interpretation of FASB Statement No. 60”.  SFAS No. 163 clarifies how Statement 60 applies to financial guarantee insurance contracts, including the recognition and measurement of  premium revenue and claims liabilities. This statement also requires expanded disclosures about financial guarantee insurance contracts. SFAS No. 163 is effective for fiscal years beginning on or after December 15, 2008, and interim periods within those years. SFAS No. 163 has no effect on the Company’s financial position, statements of operations, or cash flows at this time.

Going concern

The Company’s financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern.  This contemplates the realization of assets and the liquidation of liabilities in the normal course of business.  Currently, the Company does not have cash nor material assets, nor does it have operations or a source of revenue sufficient to cover its operation costs giving substantial doubt for it to continue as a going concern.  The Company will be dependent upon the raising of additional capital through placement of our common stock in order to implement its business plan, or merge with an operating company.  There can be no assurance that the Company will be successful in either situation in order to continue as a going concern.  The officers and directors have committed to advancing certain operating costs of the Company.

The ability of the Company to continue as a going concern is dependent on raising capital to fund its business plan and ultimately to attain profitable operations.  Accordingly, these factors raise substantial doubt as to the Company’s ability to continue as a going concern.

The Company is funding its initial operations by way of loans from its President and Chief Executive Officer, and Chairman of the Board of Directors.  Mr. Rendina, has verbally committed to advancing certain operating costs of the Company.

Management plans to raise additional funds through debt or equity offerings. Management's current plan includes a Form S-1 registration statement with the U.S. Securities and Exchange Commission of 1,000,000 shares for sale at $.10 per share to raise capital of $100,000 to implement their business plan.

There is no guarantee that the Company will be able to raise any capital through this or any other offerings.

GLOBAL COOLING TECHNOLOGIES CORP.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS

June 30, 2009

NOTE 3 - FAIR VALUE OF FINANCIAL INSTRUMENTS

In accordance with the requirements of SFAS No. 107and SFAS No. 157, the Company has determined the estimated fair value of financial instruments using available market information and appropriate valuation methodologies.  The fair value of financial instruments classified as current assets or liabilities approximate their carrying value due to the short-term maturity of the instruments.

NOTE 4 – CAPITAL STOCK

The Company’s capitalization is 100,000,000 shares of common stock, with a par value of $0.00001 per share, and 25,000,000 shares of preferred stock, with a par value of $0.00001. July 8, 2008, the company issued 10,000 shares of common stock to David Rendina as the compensation of his agreement to act as President and Chief Executive Officer, and Chairman of the Board of Directors of the Corporation, for the term of one year. No shares of preferred stock have been issued.

As of June 30, 2009, the Company has not granted any stock options and has not recorded any stock-based compensation.

NOTE 5 – INCOME TAXES

We did not provide any current or deferred U.S. federal income tax provision or benefit for any of the periods presented because we have experienced operating losses since inception. Per Statement of Accounting Standard No. 109 – Accounting for Income Tax and FASB Interpretation No. 48 - Accounting for Uncertainty in Income Taxes an interpretation of FASB Statement No.109, when it is more likely than not that a tax asset cannot be realized through future income the Company must allow for this future tax benefit.  We provided a full valuation allowance on the net deferred tax asset, consisting of net operating loss carry forwards, because management has determined that it is more likely than not that we will not earn income sufficient to realize the deferred tax assets during the carry forward period.

The components of the Company’s deferred tax asset as of June 30, 2009 are as follows:

June 30, 2009
Net operating loss carry-forward	$8,358
Effective Tax Rate	35%
Deferred tax asset	$2,925
Less: Valuation Allowance	(2,925)
Net deferred tax asset	$0

The net federal operating loss carry forward will expire between 2027 and 2028.  This carry forward may be limited upon the consummation of a business combination under IRC Section 381.

GLOBAL COOLING TECHNOLOGIES CORP.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS

June 30, 2009

NOTE 6 – DUE TO RELATED PARTY

On May 29, 2009, the Company issued a Promissory Note in the aggregate amount of $15,000, which is convertible, at any time, into shares of common stock of the Company at a rate of $0.10 per share.  The note accrues interest at a rate of 12% per annum, has no term and is payable upon demand by the holder.  As of June 30, 2009, the accrued interest expense is $153.

[Back Page of Prospectus]

PROSPECTUS

1,000,000 SHARES OF COMMON STOCK

GLOBAL COOLING TECHNOLOGIES CORP.
_______________

Dealer Prospectus Delivery Obligation

Until _____________ ___, 2009, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of this offering are as follows:

Expenses (1)	Amount
SEC Registration Fee	$5.58
Legal and Professional Fees	$10,000
Accounting and Auditing	$3,000
Printing of Prospectus	$1,000
TOTAL	$14,005.58

(1) All amounts are estimates, other than the SEC’s registration fee.

ITEM 14. INDEMNIFICATION OF DIRECTOR AND OFFICERS

Global Cooling Technologies Corp.’s Bylaws allow for the indemnification of the officer and/or director in regards each such person carrying out the duties of his or her office. The Board of Directors will make determination regarding the indemnification of the director, officer or employee as is proper under the circumstances if he has met the applicable standard of conduct set forth under the Nevada Revised Statutes.

As to indemnification for liabilities arising under the Securities Act of 1933, as amended, for a director, officer and/or person controlling Global Cooling Technologies Corp., we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding the issuance and sales of securities without registration since inception.

Pursuant to a Stock Subscription Agreement dated July 8, 2008, David Rendina agreed to act as our President and Chief Executive Officer, and Chairman of the Board of Directors, for a term of one year beginning July 8, 2008, in exchange for 10,000 shares of common stock. Global Cooling Technologies Corp. made the offer and sale in reliance on the exemption from registration afforded by Section 4(2) to the Securities Act of 1933, as amended (the “Securities Act”), on the basis that the securities were offered and sold in a non-public offering to a “sophisticated investor” who had access to registration-type information about the Company. No commission was paid in connection with the sale of any securities.

ITEM 16. EXHIBITS

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation of the Registrant
3.2	Bylaws of the Registrant
5.1	Opinion re: Legality and Consent of Counsel
10.1	Stock Subscription Agreement dated July 8, 2008, by and between the Registrant and David Rendina
10.2	Promissory Note dated May 29, 2009, made by the Registrant to David Rendina
23.1	Consent of Legal Counsel (contained in exhibit 5.1)
23.2	Consent of Chang Park, CPA

ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(a) Include any prospectus required by Section 10(a)(3) of the Securities Act;

(b) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c) Include any additional or changed material information on the plan of distribution.

2. To, for the purpose of determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement relating to the securities offered herein, and to treat the offering of such securities at that time to be the initial bona fide offering thereof.

3. To remove from registration, by means of a post-effective amendment, any of the securities being registered hereby that remains unsold at the termination of the offering.

4. For determining liability of the undersigned Registrant under the Securities Act to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(b) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(c) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(d) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our director, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our director, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our director, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

For determining any liability under the Securities Act, we shall treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by us under Rule 424 (b) (1), or (4), or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

For determining any liability under the Securities Act, we shall treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that the offering of the securities at that time as the initial bona fide offering of those securities.

For the purposes of determining liability under the Securities Act for any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in Bellingham, Washington on July1, 2009.

GLOBAL COOLING TECHNOLOGIES CORP.

By:	/s/	David Rendina
	Name:	David Rendina
	Title:	President and Chief Executive Officer
(Principal Executive, Financial and Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David Rendina, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-1 of Global Cooling Technologies Corp., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, grant unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ David Rendina
David Rendina	President, Secretary and Director	July 1, 2009